EXHIBIT 10.56
NEXTEL COMMUNICATIONS, INC.
AMENDED AND RESTATED INCENTIVE EQUITY PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008)

1.    Establishment; Purpose.
(a)    The Plan is an amendment, restatement and continuation of the Nextel Communications, Inc. Amended and Restated Equity Incentive Award Plan (as amended and restated November 16, 2000 and July 13, 2005) (the “Original Plan”).
(b)    The purpose of this Plan is to attract and retain directors and officers and other key employees of and consultants to Nextel Communications, Inc. (the “Corporation”) and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.
2.    Definitions. As used in this Plan:
(a)    “Accelerated Vesting Period” means the period beginning on the effective date of a Change of Control and ending on the first anniversary of such effective date.
(b)    “Accelerated Vesting Provision” means a provision in an Evidence of Award pursuant to Section 15 of this Plan.
(c)    “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, including a Free-Standing Appreciation Right and a Tandem Appreciation Right.
(d)    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right.
(e)    “Board” means the Board of Directors of the Corporation.
(f)    “Cause” means (i) the conviction of a felony involving an intentional act of fraud, embezzlement or theft in connection with one’s duties or otherwise in the course of one’s employment with an Employer, (ii) the intentional and wrongful damaging of property, contractual interests or business relationships of an Employer, (iii) the intentional and wrongful disclosure of secret processes or confidential information of an Employer in violation of an agreement with or a policy of an Employer, or (iv) intentional conduct contrary to an Employer’s announced policies or practices (including those contained in the Corporation’s Employee Handbook) where either:
(i)    the nature and/or severity of the conduct or its consequences typically would have resulted in immediate termination based on the Corporation’s established employee termination or disciplinary practices in place on the Reference Date; or
(ii)    the employee has been provided with written notice detailing the relevant policy or practice and the nature of the objectionable conduct or other violation, and within 20 business days of the receipt of such notice the employee has not remedied the violation or ceased to engage in the objectionable conduct.
(g)    “Change of Control” means the occurrence of any of the following events:

(i)    the Corporation is merged or consolidated or reorganized into or with another company or other legal entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such resulting company or entity immediately after such transaction is held directly or indirectly in the aggregate by the holders of voting securities of the Corporation immediately prior to such transaction, including voting securities issuable upon the exercise or conversion of options, warrants or other securities or rights;
(ii)    the Corporation sells or otherwise transfers all or substantially all of its assets to another company or other legal entity, and as a result of such sale or other transfer of assets, less than a majority of the combined voting power or the then-outstanding securities of such company or other entity immediately after such sale or transfer is held directly or indirectly in the aggregate by the holders of voting securities of the Corporation immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;
(iii)    a report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any “person” (as that term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the “beneficial owner” (as that term is used in Rule 13d-3 promulgated under the Exchange Act) of securities representing 50 percent or more of the voting securities of the Corporation (or any successor thereto by operation of law or by reason of the acquisition of all or substantially all of the assets of the Corporation), including voting securities issuable upon the exercise of options, warrants or other securities or rights; or
(iv)    the Corporation (or any successor thereto by operation of law or by acquisition of all or substantially all of the assets of the Corporation) files a report or proxy statement pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, report or item therein) that a change in control of the Corporation (or such successor) has occurred;
provided, however, notwithstanding the provisions of (iii) and (iv) above, a “Change of Control” shall not be deemed to have occurred solely because (1) the Corporation, (2) an entity in which the Corporation directly or indirectly beneficially owns 50 percent or more of the voting securities or (3) any Corporation-sponsored employee stock ownership plan or other employee benefit plan of the Corporation, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor form, report, schedule or item therein) under the Exchange Act, disclosing beneficial ownership by it of voting securities, whether in excess of 50 percent or otherwise, or because the Corporation reports that a change of control of the Corporation has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)    “Commission” means the United States Securities and Exchange Commission.
(j)    “Committee” means the Compensation Committee of the Board, as constituted from time to time and, to the extent of any delegation by the Board to a subcommittee pursuant to Section 17(a) of this Plan, such subcommittee.
(k)    “Common Shares” means (i) shares of the Class A Common Stock, par value $0.001 per share, of the Corporation and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(l)    “Corporation” has the meaning set forth in Section 1(b) of this Plan.
(m)    “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).
(n)    “Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights or Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.
(o)    “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.
(p)    “Deferred Shares” means an award pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.
(q)    “Employer” means the Corporation or a Subsidiary or a successor to the Corporation or any such Subsidiary by merger or otherwise upon or following a Change of Control.
(r)    “Employment” As used in this Plan, the term “employment” shall be deemed to refer to service as a member of the Board or as a consultant, as well as to a traditional employment relationship, as the case may be.
(s)    “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted, which may be in an electronic medium, may be limited to notation on the books and records of the Corporation and, with the approval of the Committee, need not be signed by a representative of the Corporation or a Participant.
(t)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(u)    “Executive” means any individual employed by any Employer in a position having a salary grade of EX4, EX3, EX2 or EX1 (as the Corporation’s salary grades existed at the adoption of the last amendment and restatement of this Plan and as adjusted from time to time for any changes to the Corporation’s system of classifying its employees by salary grades).

(v)    “Good Reason” means that an Executive shall have made a good faith determination that one or more of the following has occurred:
(i)    any significant and adverse change in the Executive’s duties, responsibilities and authority, as compared in each case to the corresponding circumstances in place on the Reference Date;
(ii)    a relocation of the Executive’s principal work location as established on the Reference Date to a location that is more than 30 miles away from such location;
(iii)    a reduction in the Executive’s salary or bonus potential that is not in either case agreed to by the Executive, or any other significant adverse financial consequences associated with the Executive’s employment as compared to the corresponding circumstances in place on the Reference Date; or
(iv)    a breach by any Employer of its obligations under any agreement to which the Employer and the Executive are parties that is not cured within 20 business days following the Employer’s receipt of a written notice from the Executive specifying the particulars of such breach in reasonable detail.
(w)    “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.
(x)    “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.
(y)    “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Deferred Shares, dividend credits and other awards pursuant to this Plan. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Employer, division, department, region or function within the Employer. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:
(i) revenue growth; (ii) earnings before interest, taxes, depreciation and amortization; (iii) operating income, (iv) pre- or after-tax income; (v) net earnings; (vi) operating cash flow/net assets ratio; (vii) debt/capital ratio; (viii) return on total capital; (ix) return on equity; (x) earnings per share growth; (xi) economic value added; (xii) total shareholder return; (xiii) improvement in or attainment of expense levels; (xiv) improvement in or attainment of working capital levels; (xv) net additional subscribers; (xvi) customer retention (churn); (xvii) customer service; (xviii) operating income before depreciation and amortization; (xix) share price; (xx) employee satisfaction; (xxi) employee retention; or (xxii) a selected external measure of the selected Management Objective.

If, after the Date of Grant, the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, notwithstanding any loss of deduction under Section 162(m) of the Code to the Corporation, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Further, on or before the Date of Grant, in connection with the establishment of Management Objectives, the Committee may exclude the impact on performance of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the Securities and Exchange Commission.

(z)    “Market Value Per Share” means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, if any, or, if applicable and provided that the Common Shares are not then-traded on such principal exchange, the NASDAQ National Market System, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) the fair market value of the Common Shares as determined by the Board.
(aa) “New Hire” means a Participant who is commencing, or has agreed to commence, employment with the Corporation or a Subsidiary for the first time.

(bb) “Nonqualified Option” means an Option Right that is not intended to qualify as an Incentive Stock Option.

(cc) “Outside Director” means a member of the Board who is not an employee of the Corporation.

(dd) “Optionee” means the person so designated in an Evidence of Award with respect to an outstanding Option Right.

(ee) “Option Price” means the purchase price payable upon the exercise of an Option Right.

(ff) “Option Right” means the right to purchase Common Shares from the Corporation upon the exercise of a Nonqualified Option or an Incentive Stock Option granted pursuant to Section 4 or a Replacement Option Right granted pursuant to Section 18(a) of this Plan.

(gg) “Original Plan” has the meaning set forth in Section 1(a) of this Plan.

(hh) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time an Outside Director or an officer (including but not limited to an officer who may also be a member of the Board) or other key employee of or a consultant to the Corporation or any Subsidiary or (ii) has agreed to commence serving as an officer or other key employee of or as a consultant to the Corporation or any Subsidiary.

(ii) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating thereto are to be achieved.

(jj) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(kk) “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

(ll) “Reference Date” means the day before the effective date of any Change of Control of the Corporation.

(mm) “Replacement Award” means an Option Right, Appreciation Right, Restricted Share, Deferred Share or other award based on Common Shares granted pursuant to Section 18(d) of this Plan in exchange for the surrender and cancellation of an award granted by another corporation that is acquired by the Corporation or a Subsidiary by merger or otherwise.

(nn) “Restricted Shares” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 hereof has expired.

(oo) “Rule 16b-3” means Rule 16b-3, as promulgated and amended from time to time by the Commission under the Exchange Act, or any successor rule to the same effect.

(pp) “Spread” means, in the case of a Free-Standing Appreciation Right, the amount by which the Market Value Per Share on the date when the Appreciation Right is exercised exceeds the Base Price specified therein or, in the case of a Tandem Appreciation Right, the amount by which the Market Value Per Share on the date when the Appreciation Right is exercised exceeds the Option Price specified in the related Option Right.

(qq) “Stock Option Plan” means the Fleet Call, Inc. Stock Option Plan (as amended and restated as of July 15, 1992).

(rr) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Corporation owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of grant.

(ss) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

“Terminate,” “termination,” “termination of employment,” and variations thereof, as used herein, are intended to mean a termination of employment that constitutes a “separation from service” under Code Section 409A.

3.    SHARES AND PERFORMANCE UNITS AVAILABLE UNDER THE PLAN.
(a)    Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares covered by outstanding awards that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risk of forfeiture thereof, (iii) in payment of Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Outside Directors, or (vi) as awards contemplated by Section 9 of this Plan will not in the aggregate exceed 30,000,000 Common Shares that have been reserved by the Board for issuance or transfer under this Plan, plus any Common Shares that remain or remained available for issuance or transfer under the Original Plan and the Stock Option Plan, plus any shares relating to awards, whether granted and outstanding under this Plan, the Original Plan or the Stock Option Plan, that expire or are forfeited or are cancelled. Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (i) shares tendered in payment of the Option Price of an Option Right, shares withheld by the Corporation to satisfy a tax withholding obligation and shares not issued in connection with the exercise of an Appreciation Right shall be added to the aggregate plan limit described above and (ii) shares issued in connection with Replacement Awards shall not reduce the aggregate plan limit described above. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
(b)    Common Shares covered by any award granted under this Plan shall be deemed to have been issued or transferred, and shall cease to be available for future issuance or transfer in respect of any other award granted hereunder at the time when they are actually issued or transferred; provided, however, that Restricted Shares shall be deemed to have been issued or transferred at the earlier of the time when they cease to be subject to a substantial risk of forfeiture or the time when dividends are paid thereon.

(c)    Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options will not exceed 30,000,000 Common Shares; (ii) no Participant will be granted Option Rights or Appreciation Rights for more than 3,000,000 Common Shares (with respect to each type of award) during any 36-month period; and (iii) no Participant will be granted Restricted Stock, Deferred Shares, Performance Shares or other awards under Section 9 of this Plan that specify Management Objectives for more than 500,000 Common Shares (with respect to each type of award) during any 36-month period.
(d)    Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Units that specify Management Objectives having an aggregate maximum value as of its Date of Grant in excess of $5,000,000.
4.    OPTION RIGHTS. The Committee may authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Committee may determine and each such grant may utilize any or all of the authorizations, in accordance with the following provisions:
(a)    Each grant shall specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan.
(b)    Each grant shall specify an Option Price per Common Share, which shall be equal to or greater than the Market Value Per Share on the Date of Grant.
(c)    Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, nonrestricted Common Shares owned by the optionee for at least six (6) months (or such shorter period as may be possible without triggering negative accounting treatment) and having a value at the time of exercise equal to the total Option Price, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.
(d)    Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to the Participant remain unexercised.
(e)    Each grant (i) shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable and (ii) unless otherwise expressly determined in a resolution duly adopted by the Committee on the Date of Grant or such later date on which the Committee may ratify such grant, shall provide for accelerated vesting of the Option Rights subject to such grant in the event of a Change of Control, in accordance with Section 15 of this Plan.
(f)    Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(g)    Option Rights granted pursuant to this Section 4 may be Nonqualified Options or Incentive Stock Options or combinations thereof; provided, however, that Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(h)    No Option Right granted pursuant to this Section 4 may be exercised more than 10 years from the Date of Grant.
(i)    Each grant shall be evidenced by an Evidence of Award, which Evidence of Award shall contain such terms and provisions as the Committee may determine consistent with this Plan.
5.    APPRECIATION RIGHTS. The Committee may authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount that shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of the Appreciation Right. Any grant of Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:
(a)    Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Corporation to issue Common Shares or other equity securities in lieu of cash.
(b)    Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.
(c)    Each grant (i) shall specify the period or periods of continuous employment before Appreciation Rights shall become exercisable, (ii) shall specify the permissible dates or periods on or during which Appreciation Rights shall be exercisable and (iii) unless otherwise expressly determined in a resolution duly adopted by the Committee on the Date of Grant or such later date on which the Committee may ratify such grant, shall provide for accelerated vesting of the Appreciation Rights subject to such grant in the event of a Change of Control, in accordance with Section 15 of this Plan.
(d)    Each grant shall be evidenced by an Evidence of Award, which Evidence of Award shall describe such Appreciation Rights and contain such terms and provisions as the Committee may determine consistent with this Plan.
(e)    Regarding Tandem Appreciation Rights only: Each grant shall specifically identify the related Option Right (or similar right granted under any other plan of the Corporation) and shall provide that the Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or such similar right) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such similar right) for cancellation.
(f)    Regarding Free-Standing Appreciation Rights only:

(i)    Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value Per Share on the Date of Grant;
(ii)    Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and
(iii)    No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
6.    RESTRICTED SHARES. The Committee may authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:
(a)    Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
(b)    Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value Per Share on the Date of Grant.
(c)    Each grant or sale (i) shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three (3) years (which may include pro-rata or graded vesting over such period) to be determined by the Committee on the Date of Grant and (ii) unless otherwise expressly determined in a resolution duly adopted by the Committee on the Date of Grant or such later date on which the Committee may ratify such grant, shall provide that the Restricted Shares shall provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change of Control, in accordance with Section 15 of this Plan.
(d)    Notwithstanding anything to the contrary in Section 6(c), the three-year substantial risk of forfeiture period may be reduced in the case of grants to New Hires to replace forfeited awards from a prior employer or for grants that are a form of payment for earned Performance Shares or Performance Units.
(e)    Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.
(f)    Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Shares. Each grant may specify in respect of such Management Objectives a minimum level of achievement and may set forth a formula for determining the number of shares of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.
(g)    Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.
(h)    Each grant or sale shall be evidenced by an Evidence of Award, which Evidence of Award shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Restricted Shares, shall be held in custody by the Corporation until all restrictions thereon lapse.
7.    DEFERRED SHARES. The Committee may authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:
(a)    Each grant or sale shall constitute the agreement by the Corporation to issue or transfer Common Shares, cash or any combination of the foregoing to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify, which may include the achievement of Management Objectives.
(b)    Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value Per Share on the Date of Grant.
(c)    Each grant or sale (i) shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be determined by the Committee on the Date of Grant, and (ii) unless otherwise expressly determined in a resolution duly adopted by the Committee on the Date of Grant or such later date on which the Committee may ratify such grant or sale, shall provide for the earlier termination of the Deferral Period, and/or the immediate vesting of the Participant’s rights to all of the Deferred Shares subject to the grant or sale, in the event of a Change of Control, in accordance with Section 15 of this Plan.
(d)    During the Deferral Period, the Participant shall not have any rights of ownership in the Deferred Shares, shall not have any right to vote the Deferred Shares and, except as provided in Section 10(c), shall not have any right to transfer any rights under the subject award, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on the Deferred Shares in cash or additional Common Shares on a current, deferred or contingent basis.
(e)    Each grant or sale shall be evidenced by an Evidence of Award, which Evidence of Award shall contain such terms and provisions as the Committee may determine consistent with this Plan.
(f)    Notwithstanding any other provision of the Plan or any Evidence of Award to the contrary, Deferred Shares shall be settled no later than two and one-half months after the end of the calendar year in which such Deferred Shares are no longer subject to a substantial risk of forfeiture (as such term is defined in Code Section 409A).
8.    PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee may authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Management Objectives during the Performance Period, upon such terms and conditions as the Committee may determine and each such grant may utilize any or all of the authorizations, in accordance with the following provisions:
(a)    Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.
(b)    The Performance Period with respect to each Performance Share or Performance Unit, which shall not be less than one (1) year, (i) shall be determined by the Committee on the Date of Grant, and (ii) unless otherwise expressly determined in a resolution duly adopted by the Committee on the Date of Grant or such later date on which the Committee may ratify such grant, shall provide for the earlier termination of the Performance Period, and the immediate vesting of the Participant’s rights to all of the Performance Shares or Performance Units subject to the grant, in the event of a Change of Control, in accordance with Section 15 of this Plan.
(c)    Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Committee must certify that the Management Objectives have been satisfied.
(d)    Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.
(e)    Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.
(f)    The Committee may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(g)    Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award, which Evidence of Award will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.
(h)    Notwithstanding any other provision of the Plan or any Evidence of Award to the contrary, Performance Shares or Performance Units shall be settled no later than two and one-half months after the end of the calendar year in which such Performance Shares or Performance Units are no longer subject to a substantial risk of forfeiture (as such term is defined in Code Section 409A).
9.    OTHER AWARDS.
(a)    The Committee may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Corporation or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Corporation. The Committee shall determine the terms and conditions of such awards, which may include the achievement of Management Objectives. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Committee shall determine.
(b)    The vesting period with respect to any award made pursuant to this Section 9 that is subject only to the period or periods of continuous employment of the Participant by the Corporation or any Subsidiary that are necessary before such awards or installments thereof shall become fully transferable shall not be less than three (3) years (which may include pro-rata or graded vesting over such period), which shall be determined by the Committee on the Date of Grant, and unless otherwise expressly determined in a resolution duly adopted by the Committee on the Date of Grant or such later date on which the Committee may ratify such grant, shall provide for the earlier termination of the period or periods of continuous employment, and the immediate vesting of the Participant’s rights to all of the award subject to the grant, in the event of a Change of Control, in accordance with Section 15 of this Plan.
(c)    Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9 of this Plan.
(d)    The Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Corporation or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

10.    TRANSFERABILITY.
(a)    Except as provided in Section 10(b) and 10(c) below, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.
(b)    Notwithstanding Section 10(a) above, an Option Right, Appreciation Right or other derivative security granted under the Plan may be transferable upon the death of the Participant, without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant, as may have been designated in writing by the Participant by means of a form of beneficiary designation approved by the Corporation. Such beneficiary designation may be made at any time by the Participant and shall be effective when it is filed, prior to the death of the Participant, with the Corporation. Any beneficiary designation may be changed by the filing of a new beneficiary designation, which will cancel any beneficiary designation previously filed with the Corporation.
(c)    Notwithstanding Section 10(a) above, an Option Right (except with respect to an Incentive Stock Option), Appreciation Right or other derivative security granted under the Plan may be transferable by the Participant without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Corporation; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Participant.
(d)    The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.
11.    ADJUSTMENTS.
(a)    The Board (or as delegated by the Board, the Committee) may make or provide for such adjustments in the number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, the Option Price per Common Share or Base Price per Common Share applicable to any such Option Rights and Appreciation Rights, and the kind of shares (including shares of another issuer) covered thereby, as the Board (or as delegated by the Board, the Committee) may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or (iii)

any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board (or as delegated by the Board, the Committee) may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced.
(b)    On or after the Date of Grant of any award under this Plan, the Committee may provide in the Evidence of Award that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Board (or as delegated by the Board, the Committee) may also make or provide for such adjustments in the numbers of Common Shares specified in Section 3(a) of this Plan as the Board (or as delegated by the Board, the Committee) may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.
(c)    Notwithstanding the foregoing provisions of this Section 11, any adjustment or substitution of any award under this Plan shall comply with Code Section 409A and the guidance and Treasury regulations issued thereunder so that any award granted under the Plan continues to comply with or otherwise maintains its exemption from Code Section 409A, as applicable.
12.    FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.
13.    WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may include relinquishment of a portion of any such payment or benefit.
14.    CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE.
(a)    Termination of Employment. Notwithstanding any other provision of this Plan to the contrary, in case of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, provided that such leave of absence constitutes a “separation from service” (as such term is defined under Code Section 409A and the guidance and Treasury regulations issued thereunder), of a Participant who holds an Option Right or Appreciation Right that is not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares, Performance

Units or any other awards made pursuant to Section 9 that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 10(d) of this Plan, the Committee may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including, but not limited to, waiving or modifying any other limitation or requirement or accelerating the vesting terms with respect to any award under this Plan, provided that such action complies with Code Section 409A and the guidance and Treasury regulations issued thereunder so that the award continues to comply with or otherwise maintains its exemption from Code Section 409A, as applicable.

15.    CHANGE OF CONTROL. Unless otherwise expressly determined in a resolution adopted by the Committee on the Date of Grant or on such later date on which the Committee may ratify any award granted pursuant to this Plan, in the event of a Change of Control, each grant of an award pursuant to this Plan shall (a) if the Participant is an Outside Director, immediately become fully exercisable and nonforfeitable upon the occurrence of such Change of Control of the Corporation or (b) if the Participant is recognized by any Employer as a regular full time employee who is subject to U.S. income tax withholding, immediately become fully exercisable and nonforfeitable upon the termination of the Participant’s employment by an Employer without Cause during the Accelerated Vesting Period or also, in the case of a Participant who is an Executive, upon termination of the Participant’s employment by the Participant for Good Reason during the Accelerated Vesting Period. Notwithstanding any provision of this Plan to the contrary, to the extent that any award is considered a “deferral of compensation” (as such term is defined under Section 409A of the Code) with respect to any such award that shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Section 409A of the Code, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of: (i) the date of the Participant’s termination of employment; provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six (6) months after the date of the Participant’s termination of employment, (ii) the date payment otherwise would have been made in the absence of any provision in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the date of the Participant’s death.

16.    FOREIGN PARTICIPANTS. In order to facilitate the making of any award or combination of awards under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by or engaged as consultants to the Corporation or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. In addition, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate the inconsistency without further approval by the stockholders of the Corporation.
17.    ADMINISTRATION OF THE PLAN.
(a)    This Plan shall be administered by the Committee (or a subcommittee consisting exclusively of not less than two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code). A majority of the Committee (or subcommittee) shall constitute a quorum, and the acts of the members of the Committee (or subcommittee) present at any meeting thereof at which a quorum is present, or acts unanimously approved by members of the Committee (or subcommittee) in writing, shall be the acts of the Committee (or subcommittee).
(b)    The Committee may from time to time reserve a specified number of Common Shares, subject to adjustment as provided in Section 11 of this Plan, for grants of Nonqualified Options to New Hires upon commencement of their employment with the Corporation or any Subsidiary, or to any Participant in connection with a promotion or other form of special recognition approved in writing by the Chief Executive Officer. For the purposes of Section 4(b) of this Plan, as it relates to any Nonqualified Option that shall be granted pursuant to this Section 17(b), (i) the Date of Grant shall be the date on which the New Hire’s employment with the Corporation or any Subsidiary actually commences or the date of promotion or in such case, the date such other form of special recognition is approved in writing by the Chief Executive Officer, as the case may be, and (ii) unless the Committee determines otherwise, the Option Price per Common Share shall be the closing price of the Common Shares on the NASDAQ Stock Market on the Date of Grant.
(c)    The Committee shall have full discretionary authority in all matters relating to the discharge of its responsibilities under this Plan, including, without limitation, its exercise of negative discretion in determining the size of an award if the Management Objective has been achieved, if in the Committee’s sole judgment, such application is appropriate in order to act in the best interests of the Corporation and its stockholders. The interpretation and construction by the Committee of any provision of this Plan or any Evidence of Award, and any determination by the Committee, including, without limitation, eligibility for participation and awards pursuant to any provision of this Plan or any such Evidence of Award, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

(d)    The Committee may delegate to one or more: (i) of its members or to one or more officers of the Corporation, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the Committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Committee or such person may have under the Plan, and (ii) officers of the Corporation the authority to determine the Participants to whom Nonqualified Options shall be granted in accordance with Section 17(b), and to determine the number of such Common Shares to which any such Nonqualified Option shall pertain, subject to the terms and conditions of this Plan and the terms and conditions of an Evidence of Award.
(e)    The Board or the Committee may, by resolution, authorize one or more officers of the Corporation to do one or both of the following on the same basis as the Board or the Committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, director, or more than 10 percent beneficial owner of any class of the Corporation’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the Committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.
18.    AMENDMENTS AND OTHER MATTERS.
(a)    The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that (i) any amendment that must be approved by the stockholders of the Corporation in order to comply with applicable law or the rules of the NASDAQ National Market shall not be effective unless and until such approval has been obtained and (ii) the provisions of Section 15 may not be amended following a Change of Control in any way that would adversely affect the rights of holders of awards granted under Sections 4, 5, 6, 7, 8 and 9 hereof.
(b)    The Board will not, without the further approval of the shareholders of the Corporation, authorize the amendment of (i) any outstanding Option Right to reduce the Option Price or (ii) any outstanding Free Standing Appreciation Right to reduce the Base Price per Common Share. Furthermore, no Option Right or Free Standing Appreciation Right will be cancelled and replaced with an award having a lower Option Price or Base Price per Common Share. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Right or Free Standing Appreciation Right and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan.
(c)    The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant. Notwithstanding the foregoing provision, a grant of any award or combination of awards on the surrender by the Participant of his or her right to receive any compensation payment shall comply with Code Section 409A and the guidance and Treasury regulations issued thereunder, if the compensation payment surrendered by the Participant is considered a “deferral of compensation” (as such term is defined under Code Section 409A).
(d)    The Committee may grant under this Plan any award or combination of awards authorized under this Plan in exchange for the surrender and cancellation of an award that was not granted under this Plan (including but not limited to an award that was granted by the Corporation or a Subsidiary, or by another corporation that is acquired by the Corporation or a Subsidiary by merger or otherwise, prior to the adoption of this Plan by the Board), and any such award or combination of awards so granted under this Plan may or may not cover the same number of Common Shares as had been covered by the canceled award and shall be subject to such other terms, conditions and discretion as would have been permitted under this Plan had the canceled award not been granted. Notwithstanding the foregoing provision, a grant of any award or combination of awards in exchange for the surrender by the Participant and cancellation of any award not granted under this Plan (the “Non-Plan Awards”) shall comply with Code Section 409A and the guidance and Treasury regulations issued thereunder, if the Non-Plan Awards surrendered and cancelled are considered a “deferral of compensation” (as such term is defined under Code Section 409A).
(e)    This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor will it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(f)    To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(g)    The Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 11 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
19.    Time and Form of Settlement. The time and form of settlement of any of the Participant’s awards shall be made in accordance with the provisions of the Plan and the applicable Evidence of Award, provided that if a Participant receives settlement of an award upon termination of employment for reasons other than death, the payment at such time can be characterized as a “short-term deferral” for purposes of Code Section 409A or as otherwise exempt from the provisions of Code Section 409A, or if any portion of the payment cannot be so characterized, and the Participant is a “specified employee” under Code Section 409A, such portion of the payment shall be delayed until the earlier to occur of the Participant’s death or the date that is six months and one day following the Participant’s termination of employment (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section shall be paid to the Participant in a lump sum, and any remaining payments due under the applicable Evidence of Award, shall be payable at the same time and form as such amounts would have been paid in accordance with their original payment schedule under such Evidence of Award

20.    Prohibition on Acceleration of Payments. The time or schedule of any settlement or amount scheduled to be paid pursuant to the terms of the Plan and any Evidence of Award, may not be accelerated except as otherwise permitted under Code Section 409A and the guidance and Treasury regulations issued thereunder.
21.    Code Section 409A. Notwithstanding any other provision of the Plan or an Evidence of Award to the contrary, to the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, it is the intent of the parties to the applicable Evidence of Award that such Evidence of Award incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that such Evidence of Award and the terms of the Plan as applicable to such award be interpreted and construed in compliance with Code Section 409A and the Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Employer shall not be required to assume any increased economic burden in connection therewith. Although the Employer and the Committee intend to administer the Plan so that it will comply with the requirements of Code Section 409A, neither the Employer nor the Committee represents or warrants that the Plan or the Evidence of Award will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Employer, its subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant may owe as a result of participation in the Plan, and the Employer shall have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Code Section 409A.
22.    Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Virginia.
23.    Termination. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Corporation, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
24.    General Provisions.
(a)    No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Committee, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(b)    Absence on leave approved by a duly constituted officer of the Corporation or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(c)    No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Corporation.
(d)    If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.